[RICHARDS, LAYTON & FINGER LETTERHEAD]


                                   May 5, 2000






Southern Financial Capital Trust I
c/o Southern Financial Bancorp, Inc.
37 East Main Street
Warrenton, VA  20186

                  Re:  Southern Financial Capital Trust I

Ladies and Gentlemen:

         We have  acted as  special  Delaware  counsel  for  Southern  Financial
Bancorp, Inc., a Virginia corporation (the "Company) and Southern Financial Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

         For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

         (a) the Trust Agreement of the Trust, dated as of December 28, 1999, between the Company and the Trustee, together with Amendment No. 1 thereto dated as of May 5 , 2000 among the Company, the Trustee and Georgia S. Derrico and R. Roderick Porter as Administrative Trustees.


         (b) the Registration Statement (the "Registration Statement") on Form S- 1, including a preliminary prospectus with respect to the Trust (the "Prospectus"), relating to the Capital Securities of the Trust representing preferred interests in the Trust (each, a "Capital Security" and collectively, the "Capital Securities"), as filed by the

RLF1-2102331-4

                  Company and the Trust with the Securities and Exchange Commission ("SEC") on January 11, 2000, Amendment No. 1 to the Registration Statement, filed with the SEC on March 21, 2000 and Amendment No. 2 to the Registration Statement, filed with the SEC on April 6, 2000.;

         (c) a form of Amended and Restated Declaration of Trust for the Trust, to be entered into among the Company, the trustees of the Trust, and the holders, from time to time, of undivided beneficial interests in the assets of such Trust (including the exhibits) (the "Declaration"), attached as an exhibit to the Registration Statement;

         (d) a form of the Underwriting Agreement to be entered into among the Company, the Trust and McKinnon Company; and

         (e) a Certificate of Good Standing for the Trust, dated January 10, 2000; obtained from the Secretary of State.

         Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration and the Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity

RLF1-2102331-4
of natural persons who are parties to the documents examined by us, (iv) except to the extent provided in paragraphs 4 and 5 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Capital Security Holders") of a Capital Security Certificate for such Capital Security and the payment for the Capital Security, in accordance with the Declarations and the Registration Statement, and (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

         This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C.ss.3801, et seq.

         2. The Capital Securities of the Trust are duly authorized, and when issued in accordance with the Declaration and the Prospectus, will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

         3. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Declaration.

         4. Under the Business Trust Act and the Declaration, the Trust will have the business trust power and authority to own property and conduct its business, all as described in the Prospectus.


RLF1-2102331-4

         5. Under the Business Trust Act and the Declaration, the Trust will have the business trust power and authority to (i) execute and deliver, and to perform its obligations under the Underwriting Agreement and (ii) issue and perform its obligations under the Trust Securities.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Richards, Layton & Finger


GCK/wrm


RLF1-2102331-4